UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2006
PATTERSON-UTI ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Highway Snyder, Texas (Address of Principal Executive Offices)	79549 (Zip Code)
Registrant’s telephone number, including area code: (325) 574-6300
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 24, 2006, Patterson-UTI Drilling Company LP, LLLP (the “Company”), a subsidiary of Patterson-UTI Energy, Inc., entered into a Purchase Sale Agreement (the “Agreement”) with National Oilwell Varco, L.P. for the purchase of rig equipment. The total purchase price for this rig equipment is approximately $100,000,000, 20% of which was paid by the Company upon signing the Agreement with the remainder to be paid in milestone payments. The Company plans to utilize this and other equipment in the construction of 15 new land drilling rigs.
Item 9.01. Financial Statements and Exhibits.
     (d)      The following exhibit is furnished herewith:
99.1	Press Release dated August 28, 2006, relating to the Purchase Sale Agreement dated as of August 24, 2006, between the Company and National Oilwell Varco, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
Dated: August 28, 2006	By:	/s/ John E. Vollmer III
John E. Vollmer III
Senior Vice President-Corporate Development, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 28, 2006, relating to the Purchase Sale Agreement dated as of August 24, 2006, between the Company and National Oilwell Varco, L.P.